     Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our reports dated March 25, 2009, with respect to the consolidated financial statements and schedule of Emageon Inc., and the effectiveness of internal control over financial reporting of Emageon Inc. incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-14995, 333-135989, 333-84468) of AMICAS, Inc. and in Amendment No. 1 to the Current Report on Form 8-K/A of AMICAS, Inc. dated June 16, 2009.

Birmingham, Alabama June 16, 2009	/s/ Ernst & Young LLP